Exhibit 10.2
                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement") is entered into this 13th day of July, 1999 by and among UNIGENE LABORATORIES, INC., a Delaware corporation, having its principal place of business at 110
Little Falls Road, Fairfield, New Jersey 07004 (the "Company"), Jay Levy, a resident of New Jersey, Warren P. Levy, a resident of New Jersey, and Ronald S. Levy, a resident of New Jersey. Jay Levy, Warren P. Levy and Ronald S. Levy are sometimes individually referred to as a "Secured Party" and collectively referred to as "Secured Parties."
                                   WITNESSETH:

         WHEREAS, on March 2, 1995, the Secured Parties loaned the Company $500,000, as evidenced by that certain promissory note, dated as of March 2, 1995, (the "March 2 Note"); and

         WHEREAS, in order to secure the payment by the Company of the March 2 Note, on March 2, 1995, the Company and the Secured Parties entered into that certain Security Agreement pursuant to which the Company granted the Secured Parties a security interest in its equipment located at its premises at 110
Little Falls Road, Fairfield, New Jersey (the "Fairfield Equipment"), which agreement was amended by that certain Amendment to Loan Agreement and Security Agreement, dated March 20, 1995, pursuant to which the Company granted the Secured Parties a security interest in its equipment located at its premises at 83 Fulton Street, Boonton, New Jersey (the "Boonton Equipment"); and

         WHEREAS, the security interest in the Fairfield Equipment granted by the Company to the Secured Parties was perfected by the filing of a financing statement with respect thereto in Essex County, New Jersey on February 27, 1995; and

         WHEREAS, on June 29, 1995, the Secured Parties loaned the Company $700,000, as evidenced by that certain promissory note, dated as of June 29, 1995, (the "June 29, 1995 Note"); and

         WHEREAS, the Company and the Secured Parties further amended the Security Agreement pursuant to that certain Amendment to Loan Agreement and Security Agreement, dated March 20, 1995, in order to secure the payment by the Company of the June 29, 1995 Note; and

         WHEREAS, on June 25, 1999, Jay Levy loaned the Company $200,000, as evidenced by that certain promissory note, dated as of June 25, 1999, (the "June 25 Note"); and

         WHEREAS, the Company and the Secured Parties further amended the Security Agreement pursuant to that certain Amendment to Loan Agreement and Security Agreement, dated June 25, 1999, in order to secure the payment by the Company of the June 25 Note; and

         WHEREAS, on June 29, 1999, Jay Levy loaned the Company $350,000, as evidenced by that certain promissory note, dated as of June 29, 1999, (the "June 29, 1999 Note"); and

         WHEREAS, the Company and the Secured Parties further amended the Security Agreement pursuant to that certain Amendment to Loan Agreement and Security Agreement, dated June 29, 1999, in order to secure the payment by the Company of the June 29, 1999 Note; and

         WHEREAS, on June 30, 1999, Jay Levy loaned the Company $350,000, as evidenced by that certain promissory note, dated as of June 30, 1999, (the "June 30 Note"); and

         WHEREAS, the Company and the Secured Parties further amended the Security Agreement pursuant to that certain Amendment to Loan Agreement and Security Agreement, dated June 30, 1999, in order to secure the payment by the Company of the June 30 Note; and

         WHEREAS,  Jay  Levy  has made  the  following  additional  loans to the
Company: (i) a loan in the amount of $200,000 on May 5, 1999, (ii) a loan in the amount of $200,000 on May 24, 1999, and (iii) a loan in the amount of $200,000 on June 7, 1999 (collectively, the "Prior Loans"); and

         WHEREAS,   Jay  Levy  has   agreed   to  loan  the   Company   $100,000
contemporaneously with the execution and delivery hereof (the "New Loan"); and

         WHEREAS, in order to induce Jay Levy to make the Prior Loans and the New Loan, the Company has agreed to grant him a security interest in the Collateral (as defined below) to secure payment of the New Loan and the Prior Loans and a mortgage on certain real property owned by the Company at 110 Little Falls Road, Fairfield, New Jersey; and

         WHEREAS, in order to document the New Loan and the Prior Loans and to amend and restate the June 25 Note, the June 29, 1999 Note and the June 30 Note, the Company contemporaneously with the execution and delivery hereof will issue and deliver to Jay Levy that certain Amended and Restated Secured Promissory
Note in the principal amount of $1,600,000 (the "Restated Note") and Jay Levy will in exchange for the Restated Note surrender the June 25 Note, the June 29, 1999 Note and the June 30 Note; and

         WHEREAS, the parties desire to document the security interest granted to Jay Levy to secure payment of the New Loan and the Prior Loans, and to amend and restate the Security Agreement, as heretofore amended, in its entirety, all on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following terms when used herein shall have the following definitions:

         1.1 "Collateral" shall mean (a) all laboratory equipment, manufacturing equipment, office machinery, tools, materials, storage and handling equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, and other equipment of every kind and nature, wherever situated, now or hereafter owned by the Company, (b) all additions, accessions, replacements, accessories and parts in respect of the foregoing, all manuals, blueprints, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and all substitutions for any of the foregoing,
(c) all books and records, in whatever form, owned by the Company related to the foregoing, and (d) all proceeds of any of the foregoing.

         1.2      "Event of Default" shall mean:

                  (a) an "Event of Default" as defined in the Restated Note;

                  (b) any occurrence specified in Section 3 of the March 2 Note;

                  (c) any occurrence specified in Section 3 of the June 29, 1995 Note; or

                  (d) any material breach of representation made by the Company in Section 5 hereof.

         1.3 "Obligations" shall mean all indebtedness, obligations and liabilities of every kind and nature of the Company now or hereafter existing under or arising out of or in connection with the Restated Note, the March 2 Note, the June 29, 1995 Note and this Agreement and all extensions, amendments or renewals hereof or thereof, whether for principal, premium, interest, or fees, and all or any portion of such indebtedness, obligations or liabilities that are paid to the extent all or any part of such payment is avoided or recovered directly or indirectly from a Secured Party as a preference, fraudulent transfer or otherwise.

2. Grant of Security. As security for the due and punctual performance of the Obligations, the Company hereby (a) grants to the Secured Parties, for the ratable benefit of the Secured Parties, a security interest in the Collateral and (b) reaffirms all prior grants to the Secured Parties of security interests in the Collateral.

3.  Release and Satisfaction.

         3.1. Upon the termination of this Agreement, the Secured Parties shall promptly deliver to the Company upon request therefor and at the Company's expense, releases and satisfactions of all financing statements and other registrations of security.

         3.2. The Company from time to time may sell all or any portion of the Collateral; provided that such sale is an arm's length transaction with a party that is not an affiliate of the Company and that the Collateral is sold for fair value; provided further that the proceeds from such sale shall be applied ratably to the payment of the Obligations to the extent thereof.

4. Location of Collateral. The Collateral is located at 110 Little Falls Road, Fairfield, New Jersey or 83 Fulton Street, Boonton, New Jersey. So long as any Obligations shall be outstanding, the Company shall not move any of the Collateral having an aggregate book or market value in excess of $5,000 to any location other than 110 Little Falls Road, Fairfield, New Jersey or 83 Fulton Street, Boonton, New Jersey, unless the Company shall have given the Secured Parties ten (10) day's prior written notice of its intention to do so, identifying the new location.

5. Representations and Warranties. The Company hereby represents and warrants to the Secured Parties that, as of the date hereof:

         5.1. The Company owns all of the Collateral free and clear of any lien, encumbrance, mortgage, security agreement, pledge or charge other than (i) a security interest in the Collateral granted to Jean Levy to secure a loan in the principal amount of $650,000 and (ii) security interests heretofore granted to the Secured Parties.

         5.2. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and own its properties as now conducted and owned. The Company is duly qualified to do business as a foreign corporation and in good standing in the State of New Jersey.

         5.3. The Company has full corporate power and authority to execute, deliver and perform this Agreement and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of the Company hereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, voidable preference, fraudulent conveyance and other similar laws affecting the rights or remedies of creditors generally and (b) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

6. Further Actions. The Company agrees that from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that any Secured Party reasonably may request in order to perfect the security interest granted hereby, including the execution, recording and filing of such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as a Secured Party reasonably may request.

7. Covenants. During the term hereof, the Company shall:

     (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

     (b)  maintain the Collateral in good working condition;

     (c) maintain insurance reasonably believed by Company to be adequate on all Collateral of a type customarily insured by companies similarly situated to the Company, covering property damage and loss of income by fire or other casualty;

     (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith;

     (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except (i) as permitted by this Agreement and
(ii) that the Company may dispose of Collateral that has become obsolete; and

     (f) keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning all of the Collateral at its chief executive office or principal place of business.

7. Inspection. Any Secured Party may examine and inspect the Collateral upon reasonable prior notice during the Company's normal business hours.

8. Secured Parties May Perform. If the Company fails to perform any agreement contained herein, each Secured Party may itself perform, or cause performance of, such agreement, and the expenses of such Secured Party incurred in connection therewith shall be reimbursed by the Company promptly.

9. Enforcement. Upon the occurrence of any Event of Default, each Secured Party shall have, in addition to all of its other rights under this Agreement, all of the rights and remedies of a secured party under the Uniform Commercial Code.

10. Termination. This Agreement shall terminate at such time as all of the Obligations shall have been indefeasibly fully paid and satisfied and, until such time, the Secured Parties shall retain all security in the Collateral held by them hereunder.

11. Binding Effect. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Secured Parties and their respective heirs, executors, administrators, successors and assigns.

12. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given
(i) on the same day if given by personal delivery, (ii) on the following business day if given by telecopier with confirmation of receipt, or (iii) on the following business day if given by nationally recognized overnight air courier, in each case addressed to the party to be notified at:

         110 Little Falls Road
         Fairfield, New Jersey, 07004,
         Attention: [Name of Party]
         Facsimile: 973-227-6088

or at such other address as such party may designate by ten days' advance written notice given hereunder to any other party.

13. Waiver. No delay or failure on the part of any Secured Party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver shall be valid unless in writing and signed by each Secured Party and then only to the extent therein set forth.

14. Modifications and Amendments. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may not be changed, modified or amended orally, but only by a writing signed by all parties hereto.

         15. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to conflicts of laws principles.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                            UNIGENE LABORATORIES, INC.

                                            By:
                                                     Name:
                                                     Title:

                                            ------------------------------------
                                            JAY LEVY

                                            ------------------------------------
                                            WARREN P. LEVY

                                            ------------------------------------
                                            RONALD S. LEVY